EXHIBIT 23.6



                                     Consent

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 4, 2002, with respect to the financial statements of KORONA-Haltshauswaren GmbH & Co. KG included in the Registration Statement and Amendment No. 2 to the Registration Statement and related Prospectus of Bonso Electronics International, Inc. for the Registration of 1,817,927 shares of its common stock.


Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft


Hannover, Germany
January 8, 2002